UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No__)

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

First Capital Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

SEC 1913 (04-05)

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

First Capital Bancorp, Inc.

4222 Cox Road

Glen Allen, VA 23060

April 14, 2011

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of First Capital Bancorp, Inc., a Virginia corporation (the “Company”). The meeting will be held on May 18, 2011, at 4:30 p.m. at Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia, followed by a social gathering.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares your own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card at your earliest convenience.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Grant S. Grayson

Grant S. Grayson

Chairman of the Board

FIRST CAPITAL BANCORP, INC.

4222 Cox Road

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2011

The Annual Meeting of Stockholders of first Capital Bancorp, Inc. will be held at Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia at 4:30 p.m., on Wednesday, May 18, 2011 for the following purposes:

1)        To elect three (3) directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2)        To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in this Proxy Statement.

3)        To ratify the appointment of Cherry, Bekaert & Holland as independent registered public accountant for the year ending December 31, 2011.

4)        To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 4, 2011 are entitled to notice of the meeting and to vote at the meeting or any adjournment thereof.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. IF YOU HOLD SHARES OF COMMON STOCK THROUGH A BROKER OR OTHER NOMINEE, YOUR BROKER OR OTHER NOMINEE WILL VOTE YOUR SHARES FOR YOU IF YOU PROVIDE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES. IN THE ABSENCE OF INSTRUCTIONS, YOUR BROKER CAN ONLY VOTE YOUR SHARES ON CERTAIN LIMITED MATTERS, BUT WILL NOT BE ABLE TO VOTE YOUR SHARES ON OTHER MATTERS (INCLUDING THE ELECTION OF DIRECTORS). IT IS IMPORTANT THAT YOU PROVIDE VOTING INSTRUCTIONS BECAUSE BEGINNING THIS YEAR, BROKERS AND OTHER NOMINEES NO LONGER HAVE THE AUTHORITY TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND OTHER ITEMS WITHOUT INSTRUCTIONS FROM YOU.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting: This proxy statement and First Capital Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 may be viewed at:http://www.cfpproxy.com/4780.

GLEN ALLEN, VIRGINIA	BY ORDER OF THE BOARD OF DIRECTORS
APRIL 14, 2011	WILLIAM W. RANSON, SECRETARY

PROXY STATEMENT

OF

FIRST CAPITAL BANCORP, INC.

4222 Cox Road

Glen Allen, Virginia 23060

FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of First Capital Bancorp, Inc., a Virginia corporation and a bank holding company (hereinafter referred to as “FCB” or the “Company”) in connection with the solicitation by the Board of Directors of FCB of proxies to be voted at the Annual Meeting of Stockholders of FCB to be held at Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia, 4:30 p.m., on Wednesday, May 18, 2011, or any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 14, 2011.

FCB is the successor to First Capital Bank, a Virginia banking company (the “Bank”). Pursuant to a share exchange transaction that was effective September 8, 2006 (the “Share Exchange”), the Bank became a wholly-owned subsidiary of FCB. To the extent applicable and appropriate, references herein to the “Company” or “FCB” shall include references to the Bank and references to prior time periods for “FCB” or the “Company” shall include prior time periods for the Bank.

Only stockholders of record of the Company’s common stock at the close of business on April4, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on April 4, 2011, there were 2,971,171 shares of the company’s common stock outstanding and entitled to vote at the Company’s Annual Meeting. The Company also has 10,958 shares of its Series A preferred stock outstanding. The Series A preferred stock was issued to the United States Department of the Treasury (“Treasury”) on April 3, 2009 in connection with the Company’s participation in the Treasury’s Capital Purchase Program (“CPP”) under its Troubled Asset Relief Program (“TARP”). The Series A preferred stock is not entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

All properly executed proxies received by FCB prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted FOR the nominees for election as directors, FOR the advisory vote on executive compensation and FOR Item 3. ANY STOCKHOLDER OF RECORD WHO HAS EXECUTED AND DELIVERED A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY GIVING WRITTEN NOTICE OF REVOCATION OF THE PROXY TO THE SECRETARY, OR BY SUBMITTING TO FCB A SIGNED PROXY BEARING A LATER DATE.

All references in this Proxy Statement to FCB’s last fiscal year refer to the period from January 1, 2010 to December 31, 2010.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Holders of common stock of FCB, par value $4.00 per share, are entitled to vote at the meeting. Each share of FCB Common Stock is entitled to one vote on all matters which may come before the meeting. As of April 4, 2011, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 2,971,171 shares of FCB Common Stock issued and outstanding.

The following table shows the shares of FCB Common Stock beneficially owned by (i) each director or nominee for director, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of FCB as a group, as of March 31, 2011. As of March 31, 2011, based on information available to FCB, no person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owned 5% or more of the Company’s Common Stock, except as set forth below. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

[TO BE UPDATED]

Name	Number of Shares (1)	Percent of Class (%)

Gerald Blake	48,287	1.6
Grant S. Grayson	51,288	1.7
Gary L. Armstrong	3,167	*
Yancey S. Jones	52,000	1.7
John M. Presley	46,265	1.5
Debra L. Richardson	20,650	*
Joseph C. Stiles, Jr.	45,797	1.5
Robert G. Watts, Jr.	35,300	1.2
Richard W. Wright	154,375	5.2
Gerald Yospin	38,162	1.3

Current directors and executive

officers as a group (19 persons)	598,169	20.0%

(1)

Amounts reflect shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2011, as follows: Mr. Blake 15,725 shares; Mr. Grayson 26,225 shares; Mr. Armstrong 1,667 shares; Mr. Jones 10,475 shares; Ms. Richardson 6,500 shares; Mr. Stiles 15,725 shares; Mr. Watts 22,250 shares; Mr. Wright 22,225 shares; Mr. Yospin 13,475 shares; Mr. Presley 25,833 shares.

* Ownership interest less than 1%.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of FCB is divided into three classes (I, II and III). Directors of FCB are elected on a staggered basis for three-year terms, with approximately one-third of the directors having terms expiring each year. Three (3) directors in Class I are to be elected at this meeting to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2014.

With respect to the election of directors, a majority of the outstanding shares of Company Common Stock entitled to vote on the matter present at the meeting in person or by proxy will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy’s authority to vote (including broker nonvotes) will count toward a quorum.

Proxies received from stockholders will be voted in favor of the nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

Certain information concerning the three (3) nominees for election at this meeting, and the directors who will continue in office after the meeting, is set forth below. Unless otherwise specified, each director has held his or her current position for at least five years. The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualification, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company beginning in 2010.

NOMINEES FOR ELECTION AS DIRECTORS

FOR THREE-YEAR TERMS EXPIRING IN 2014

Name, Age and Year First Became Director	Principal Occupation

Gerald Blake, 57 Director since 1998

Owner Exit First Realty, a Richmond, Virginia company that lists and sells real estate. Former owner and President of Select Office Systems, a Richmond based company that sells and markets office equipment. The Board believes that Mr. Blake’s extensive executive and management experience, together with his prior experience in and knowledge of the Virginia real estate market, makes him well qualified to serve as a director.

Grant S. Grayson, 58 Chairman of the Board Director since 1998

Partner in the law firm of LeClairRyan, A Professional Corporation since November 2009. Prior to November 2009, Mr. Grayson was a partner in the law firm of Cantor Arkema, P.C. The Board believes that Mr. Grayson’s extensive experience advising companies on legal and financial matters makes him well qualified to serve as a director.

Gerald H. Yospin, 69 Director since 1998

Owner of commercial real estate. Mr. Yospin is a former senior associate and member of the Retail Brokerage Department of Grubb & Ellis/Harrison & Bates, Inc., located in Richmond, Virginia. The Board believes that Mr. Yospin’s extensive experience in real estate development and his knowledge of the Virginia real estate market make him well qualified to serve as a director.

DIRECTORS WHOSE TERMS EXPIRE IN 2014 CLASS II

Name, Age and Year First Became Director	Principal Occupation

Yancey S. Jones, 60 Director since 1998

Executive Vice President of TSRC, Inc./MEGA Office Furniture, servicing Virginia, Maryland and DC with office supplies and office furniture. The Board believes that Mr. Jones’ extensive executive and management experience, together with his knowledge of the local business community, makes him well qualified to serve as a director.

Joseph C. Stiles, Jr., 89 Director since 1998

Owner and President of Luck Chevrolet, Inc., Ashland, Virginia, a long-standing Chevrolet dealership. Mr. Stiles was appointed a member of the Board of Directors of Hanover National Bank in 1965 and served in that capacity until the merger with First Virginia Bank-Colonial in 1986, and remained on the Board of First Virginia Bank-Colonial until December, 1995. The Board believes that Mr. Stiles’ extensive executive and management experience, together with his prior experience as a bank director, makes him well qualified to serve as a director.

Richard W. Wright, 76 Vice Chairman of the Board Director since 1998

Chairman of Heritage Union, a life insurance holding company. Former Chairman of James River Group, a property and casualty insurance holding company. Mr. Wright is also the former Chairman of Peoples Security Life Insurance Company and the former Chairman and Director of Front Royal, Inc., a property casualty insurance holding company. Mr. Wright is also the President and Director of the Wright Group, an insurance consulting company located in Richmond. The Board believes that Mr. Wright’s extensive executive and management experience, together with his prior experience serving as a director of a public company, makes him well qualified to serve as a director.

DIRECTORS WHOSE TERMS EXPIRE IN 2012 CLASS III

Name, Age and Year First Became Director	Principal Occupation

Robert G. Watts, Jr., 50 Director since 2001

President of First Capital Bancorp, Inc. and President and CEO of First Capital Bank. From June 1, 1999 until taking a position with the bank on December 20, 2000, Mr. Watts was Senior Vice President and Senior Lending Officer of The Bank of Richmond (now Bank of Hampton Roads). The Board believes that Mr. Watts’ long career in the banking industry, including extensive experience in the central Virginia area, makes him well qualified to serve as a director.

Debra L. Richardson, 48 Director since 2003

President and owner of Business and Healthcare Solutions, PLC which specializes in financial strategies for businesses and healthcare providers. Prior to forming Business and Healthcare Solutions in 2005, Ms. Richardson served as President of MMR Holdings, a supplier of health care imaging services, for two years. Prior to that she worked for 15 years at the accounting firm of Keiter Stephens, the last 10 years as the partner in charge of the Healthcare practice. The Board believes that Ms. Richardson’s extensive executive and management experience, particularly her extensive accounting and financial reporting experience, makes her well qualified to serve as a director.

John M. Presley, 50 Director since 2008

Chief Executive Officer and Managing Director of First Capital Bancorp, Inc. Prior to joining First Capital Bancorp, Inc., Mr. Presley served as Senior Vice President, Head of Strategic Initiatives for Fifth Third Bank since April 2006. From October 2004 through April 2006, Mr. Presley was the Chief Financial Officer for Marshall & Ilsley Corporation. For 15 years prior to that Mr. Presley served in various capacities with National Commerce Financial and its affiliates, which included, from July 2003 through October 2004 Chief Financial Officer of National Commerce Financial and immediately prior to that President and Chief Executive Officer of First Market Bank. Mr. Presley serves as a director of Lumber Liquidators, Inc. The Board believes that Mr. Presley’s long and extensive career in the banking and financial services industries makes him well qualified to serve as a director.

No director is related to any other director or executive officer of FCB by blood, marriage or adoption.

SENIOR OFFICERS WHO ARE NOT DIRECTORS

Information with respect to Robert G. Watts, Jr., our President and John M. Presley, our Chief Executive Officer and Managing Director, is set forth above. Information with respect to certain other senior officers is as follows:

Barry P. Almond, Senior Vice President and Retail Banking Team Leader: Mr. Almond joined us in 2002 as Vice President. He became Senior Vice President in 2006. Prior to joining the Company, Mr. Almond headed up the retail banking unit for Village Bank, Midlothian, Virginia for four years.

Gary A. Armstrong, Senior Vice President, Commercial Banking: Prior to joining us in 2009, Mr. Armstrong was the Commercial Banking Group Manager with First Market Bank where he spent the previous eleven years in various commercial banking and credit administration roles.

William D. Bien, Jr., Senior Vice President and Senior Lending Officer: Prior to joining us in 2003 as Senior Vice President, Mr. Bien served for several years as Executive Vice President and Senior Lender at CommonWealth Bank (now First Community Bank), Richmond, Virginia.

Patty A. Cuccia, Senior Vice President and Operations Team Leader: Ms. Cuccia joined us in 1998 as Assistant Vice President. She became Vice President in 2000 and a Senior Vice President in 2004.

Andrew G. Ferguson, Senior Vice President and Chief Credit Officer: Prior to joining us in January 2010, Mr. Ferguson served as head of Credit Administration at First Market Bank for eight years. Mr. Ferguson has over 20 years of commercial banking experience in Richmond.

K. Bradley Hildebrandt, Executive Vice President and Senior Commercial Lender: Prior to joining us, Mr. Hildebrandt served as Senior Vice President, Commerce Bank (now SouthTrust), Richmond, Virginia.

William W. Ranson, Senior Vice President and Chief Financial Officer: Prior to joining us in 2004, Mr. Ranson was a Senior Manager with Cherry, Bekaert and Holland, L.L.P., the Bank’s independent registered public accounting firm. Prior to joining Cherry, Bekaert and Holland, Mr. Ranson served as Executive Vice President and Chief Financial Officer of CommonWealth Bank, (now First Community Bank), Richmond, Virginia.

James E. Sedlar, Senior Vice President and Real Estate Lender: Prior to joining us in 2008, Mr. Sedlar served as a Senior Vice President with SunTrust Bank. Prior to working for SunTrust Bank, Mr. Sedlar was the owner/president of a single family homebuilding company.

Katherine K. Wagner, Senior Vice President and Chief Operating Officer: Prior to joining us in 2005, Ms. Wagner served as Senior Vice President – Commercial Lending at Citizens & Commerce Bank, Richmond, Virginia.

Ralph C. (“Del”) Ward, Jr., Senior Vice President and Business Team Leader: Prior to joining us in 2007 as Senior Vice President, Mr. Ward was Senior Vice President with First Market Bank for nine years in the Business Banking Division.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Leadership Structure

The Board of Directors believes that having a non-insider director, Mr. Grayson, serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. The structure ensures a greater role for the non-insider directors in the oversight of the Company and active participation of the non-insider directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Risk Management

The Board is actively involved in managing risks that could affect the Company and its operations. This oversight is conducted primarily through committees of the Board, but the full Board has retained responsibility for general oversight of risk.

The primary risks affecting the Company’s business are credit risks associated with its loan portfolio. The Board has implemented written policies and procedures to help manage this risk. The Company’s loan approval process includes a management loan committee, the Loan Committee of the Board of Directors and, for certain larger loans, the full Board. The Company’s senior Credit Officer reports to the Board monthly on the activities of the management loan committee and on the status of various delinquent or non-performing loans. The Loan Committee and the Board reviews lending policies proposed by management, and the full Board establishes total lending limits for the Company and considers lending policies recommended by the Loan Committee of the Board.

The Risk Committee assists the Board with its oversight responsibilities with respect to (a) the Company’s control processes related to the risks inherent in the Company’s business, (b) assessing and reviewing specific risks, including credit, market, fiduciary, liquidity, reputational, operational, fraud strategic, technology, data-security and business continuity risks, and (c) the Company’s overall risk management activities.

The Audit Committee, with the assistance of management, is generally responsible for overseeing and identifying risks related to the integrity of the Company’s financial statements, including liquidity requirements and compliance with regulatory requirements. The Audit Committee reviews with management and the Company’s outside accountants the Company’s accounting policies, and internal controls, along with the disclosure and content in the Company’s financial statements. Any material risks or related issues identified by the Audit Committee are presented to the full Board for consideration.

The Compensation Committee, with the assistance of management, is responsible for monitoring and identifying risks associated with the Company’s compensation programs and policies. Any material risks or related issues identified by the Compensation Committee are presented to the full Board for consideration.

Independence

Except for Mr. Watts and Mr. Presley, all of the Company’s directors are “independent” as defined by the listing standards of NASDAQ. However, based on his affiliation with LeClairRyan, Mr. Grayson is not “independent” for the purpose of serving on the Audit Committee of the Board of Directors.

Director Nominees

FCB does not have a standing nominating committee. Instead, the full Board of Directors functions in this capacity. The Company believes that such an approach is preferable to having a nominating committee because it assures the widest possible scope in the identification and selection of potential new Board members. Because Mr. Watts and Mr. Presley are not independent directors, they do not participate in any discussions or votes regarding director nominees.

Under the Company’s bylaws, a stockholder may nominate a person for election as a director only if written notice of such nominee is received by FCB at least ninety (90) days in advance of the annual meeting (or seven days after receipt of notice in the event of a special meeting). Any notice with respect to a stockholder nominee for director shall set forth: (i) the name of nominee and the stockholder making the nomination; (ii) a representation that the stockholder is a stockholder of record entitled to vote at the meeting; (iii) such additional information as may be required to be included in a proxy statement under applicable rules; and (iv) the consent of the nominee to serve as a director if elected.

The Company has not paid any fees to any third-party for identifying and evaluating any potential nominees, and no stockholder nominees were received for this annual meeting.

The Board considers a number of factors in identifying and selecting nominees for directors, including business experience and relationships within the community. Stockholder nominees, if properly presented to the Board, are not treated any differently by the Board than would a nominee identified by the Board.

The Board does not have a formal policy on Board nominee diversity. In identifying potential nominees for open Board seats, the Board strives to build and maintain a Board that has a proper mix of skills and experience to best position the Company to achieve its business objectives. In particular, the Board looks at relevant subject matter expertise, depth of knowledge in areas that are important to the Company and its operations, and diversity of thought, background, perspective and experience to ensure proper debate and consideration of the Company’s strategies and operations. In addition the Board looks for nominees who (i) have integrity; (ii) have sufficient experience and ability to understand fully the Company’s business; (iii) have the ability and willingness to devote a sufficient amount of time to meet the responsibilities of a director; and (iv) are free of any significant conflict of interest that might interfere with the nominee’s independence and ability to perform the duties of a director.

Communications with the Board

FCB has no formal policy or procedure governing stockholder communications with the Board or individual directors.

The Board does not believe that a formal policy is necessary because, as a community bank whose directors are all local residents and members of the local business community with numerous relationships with civic, community service, professional and other groups and associations, stockholder access to Board members is readily available. Furthermore, any communication received by the Bank and directed to the Board or an individual director will generally be passed along to such persons. To date, the Board has not received any complaints or other indications from stockholders that a formal policy for contacting the Board or individual directors is appropriate or required.

The Company’s website also invites interested parties to contact the Company, and specifically the investor relations liaison, with any questions and/or comments about FCB matters.

Attendance at Annual Meeting

The FCB has no formal policy regarding attendance by directors at the annual meeting of the Company’s stockholders. The Company believes that no such policy is necessary because, as a community bank whose directors are all local residents and members of the local business community, the Company’s directors generally are available to attend, and look forward to attending, the annual meeting. Consistent with this belief, all of the Company’s directors attended the 2010 annual meeting.

Board Meetings

The Board of Directors held 12 meetings during 2010. Each incumbent director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period for which he or she was a director).

Board Committees

The standing committees of the Board of Directors include an Audit Committee, a Loan Committee, a Risk Committee and a Compensation Committee.

Audit Committee

The Board of Directors of FCB has established a standing Audit Committee currently composed of three directors who are not officers of the Company and are independent as defined by the listing standards of NASDAQ. The members of the Audit Committee are: Gerald Blake, Yancey S. Jones, and Debra L. Richardson. During the 2010 fiscal year, the Audit Committee held 5 meetings.

2010 AUDIT COMMITTEE REPORT

The Audit Committee of FCB has adopted a formal written charter, which was included as an appendix to the proxy statement for the Bank’s 2005 Annual Meeting of Stockholders. In connection with the performance of its responsibilities, the Audit Committee has:

-	Reviewed and discussed the audited financial statements of FCB with management;

-	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

-

Received from the independent auditors disclosures regarding the auditors, independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

-

Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gerald Blake

Yancey S. Jones

Debra C. Richardson

The Audit Committee charter requires that the committee include at least one member who qualifies as an audit committee financial expert, meaning that such person must (i) have an understanding of GAAP and its application to financial statements; (ii) have experience in preparing, auditing, analyzing or evaluating financial statements with issues similar to those applicable to the Company’s financial statements; (iii)

understand audit committee functions; and (iv) understand internal controls and procedures for financial reporting. Debra L. Richardson is the member of the Audit Committee who meets these requirements. As noted above, Ms. Richardson is independent as defined by the listing standards of NASDAQ.

Loan Committee

The Board of Directors of FCB has established a Loan Committee. The members of the Loan Committee are: Gerald Yospin, Grant S. Grayson, Gerald Blake, Joseph C. Stiles, Jr., Robert G. Watts, Jr., Richard W. Wright and John M. Presley. The primary purpose of the Loan Committee is to establish lending policy and procedures (including loan approval authority levels), approve applicable credits, and continually monitor the overall quality of FCB’s assets. During the 2010 fiscal year, the Loan Committee held 17 meetings.

Risk Committee

The Board of Directors of FCB has established a Risk Committee. The members of the Risk Committee are: Grant S. Grayson, Richard W. Wright and Gerald Blake. The primary purpose of the Risk Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with regard to (a) the risks inherent in the business of the Company and the control processes with respect to such risks, (b) the assessment and review of credit, market, fiduciary, liquidity, reputational, operational, fraud, strategic, technology, data-security and business-continuity risks, and (c) the risk management activities of the Company. During the 2010 fiscal year, the Risk Committee held 12 meetings.

Compensation Committee

The Board of Directors of FCB has established a Compensation Committee. The members of the Compensation Committee are: Richard W. Wright, Yancey S. Jones, and Grant S. Grayson. The primary purpose of the Compensation Committee is to oversee general human resource issues, as well as establish compensation levels for selected senior management. During the 2010 fiscal year, the Compensation Committee held 5 meetings.

DIRECTORS’ COMPENSATION

For the year ended December 31, 2010, each non-employee member of our Board of Directors received $300.00 for each Board meeting he or she attends, and $150.00 for each committee meeting he or she attends.

In 2010, non-employee directors received $42,900 in the aggregate as compensation for their services as directors.

The following table sets forth a summary of certain information concerning the compensation paid by us to our directors, other than Mr. Watts and Mr. Presley, during 2010. Information regarding the compensation paid to Mr. Watts and Mr. Presley is disclosed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Total
Gerald Blake	$6,600.00	$6,600.00
Grant S. Grayson	$7,800.00	$7,800.00
Yancey S. Jones	$4,200.00	$4,200.00
Joseph C. Stiles, Jr.	$6,150.00	$6,150.00
Richard W. Wright	$8,250.00	$8,250.00
Gerald Yospin	$6,000.00	$6,000.00
Debra L. Richardson	$3,900.00	$3,900.00

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors, executive officers, and persons who own more than ten percent (10%) of a registered class of FCB’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) stockholders are required by Commission regulation to furnish FCB Capital with copies of all Section 16(a) forms they file.

To FCB’s knowledge, based solely on a review of the copies of reports furnished to FCB, FCB believes that all filings applicable to its executive officers, directors and ten percent (10%) beneficial owners complied with applicable regulations during the last fiscal year.

EXECUTIVE COMPENSATION

Summary

The following table sets forth a summary of certain information concerning the cash compensation paid by FCB for services rendered in all capacities during the years ended December 31, 2010 and 2009, to the Chief Executive Officer of FCB (the Company’s Principal Executive Officer) and certain other executive officers of FCB of the Bank who had total compensation during the 2010 fiscal year which exceeded $100,000. The following table does not include certain prerequisites that do not exceed $10,000 each:

Name and Principal Position	Year	Salary	Bonus	Other	All Other Compensation (1)	Option Awards Aggregate Grant Date Fair Value (2)	Total

John M. Presley Chief Executive Officer and Managing Director (Principal Executive Officer)	2010 2009	$233,871 $200,000	$0 $0	$0 $0	$9,419 $9,000	$19,951 $34,106	$263,241 $243,106

Robert G. Watts, Jr. President of First Capital Bancorp, Inc. and President and Chief Executive Officer of First Capital Bank	2010 2009	$205,407 $200,000	$30,000 $0	$0 $0	$9,244 $9,000	$3,788 $3,788	$248,439 $212,788

Gary L. Armstrong (3) Senior Vice President and Commercial Banking Officer	2010 2009	$149,463 $32,612	$45,000 $11,250	$0 $0	$0 $0	$1,925 $160	$196,388 $44,022
(1)	Includes company match benefits received by these individuals in connection with contributions made under the Contributory Thrift Plan, which is our 401(k) plan.

(2)

Amounts reflect the total compensation expense for grants made. The annual expense of these grants is based on recording the required expense over their vesting period of three years. Assumptions used in the calculation of these amounts are included in Note 17 to the Company’s audited financial statements for the year ended December 31, 2010 included in the Form 10-K filed with the SEC on March 31, 2011.

(3)	Mr. Armstrong joined First Capital Bank in November 2009.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer of the Company or First Capital Bank. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Agreements with Executive Officers

The Company has entered into an Employment Agreement dated December 31, 2008 with Mr. John M. Presley. The Employment Agreement provides that Mr. Presley’s employment is terminable at any time by either party, except that the Bank must give Mr. Presley 30 days’ notice if it intends to terminate the agreement without “cause” (as defined therein). The agreement provides for an initial base salary of $200,000 per year, with the Board of Directors having the discretion to pay Mr. Presley additional compensation as a bonus based on the profitability of the Bank, and Mr. Presley’s performance. In the event the Bank terminates Mr. Presley’s employment without “cause”, the Bank must pay to Mr. Presley his base salary for a period of six to 12 months, with such period to be determined by the Board of Directors in its reasonable discretion. In addition, in the event Mr. Presley’s employment is terminated within nine months following a “change of control” (as defined in the agreement), Mr. Presley is entitled to receive his base salary for a period of 18 months following such termination. The agreement also prohibits Mr. Presley from competing with the Company under certain circumstances and for various periods of time following the termination of his employment, depending on when such termination occurs and the basis for such termination. Mr. Presley’s current annual salary under the agreement is $285,000.

The Company has entered into an Amended and Restated Employment Agreement dated December 31, 2008 with Mr. Watts. The Employment Agreement provides that Mr. Watts’ employment is terminable at any time by either party, except that the Company must give Mr. Watts 30 days’ notice if it intends to terminate the agreement without “cause” (as defined therein). The agreement provides for an initial base salary of $200,000 per year, with the Board of Directors having the discretion to pay Mr. Watts additional compensation as a bonus based on the profitability of the Company, and Mr. Watts’ performance. In the event the Company terminates Mr. Watts’ employment without “cause”, the Company must pay to Mr. Watts his base salary for a period of six to 12 months, with such period to be determined by the Board of Directors in its reasonable discretion. In addition, in the event Mr. Watts’ employment is terminated within nine months following a “change of control” (as defined in the agreement), Mr. Watts is entitled to receive his base salary for a period of 18 months following such termination. The agreement also prohibits Mr. Watts from competing with the Bank under certain circumstances and for various periods of time following the termination of his employment, depending on when such termination occurs and the basis for such termination. Mr. Watts’ current annual salary under the agreement is $205,000.

The Company has entered into a Supplemental Executive Retirement Plan Agreement (the “SERP”) dated February 1, 2011, with Mr. Armstrong. The SERP provides an unfunded, nonqualified, supplemental retirement benefit to Mr. Armstrong in the amount of $250,000. The benefits payable to Mr. Armstrong under the SERP vest at age 60, provided that Mr. Armstrong is still employed by the Company at that time. If Mr. Armstrong dies, or if his employment is terminated by the Company without cause, the benefits payable under the SERP will automatically vest and be payable to Mr. Armstrong. The Company has also entered into a Split Dollar Life Insurance Agreement dated February 1, 2011 with Mr. Armstrong (the “Split Dollar Agreement”). The Company is responsible for all premiums due under the Split Dollar

Agreement and upon Mr. Armstrong’s death his designated beneficiary is entitled to receive a death benefit in the amount of $250,000.

In connection with the Company’s participation in the Treasury’s TARP program, Messrs. Presley, Watts and Armstrong entered into letter agreements under which FCB is prohibited from paying to them any “golden parachute payment” which is defined as any payment upon departure from employment for any reason, except for payments for services performed or benefits accrued. Such restrictions will be applicable so long as the Company is participating in the TARP program.

Stock Option Plans

2000 Stock Option Plan

On March 15, 2000 the Board of Directors of the Bank adopted the First Capital Bank 2000 Stock Option Plan (the “Plan”), which was approved by the stockholders of the Bank at the annual meeting of stockholders held on May 24, 2000. The Plan originally made available up to 77,000 shares of Common Stock for the granting of stock options to employees, directors, consultants and other persons who have provided services to the Bank in the form of incentive stock options (employees only) and non-qualified stock options (collectively, “Options”). With each subsequent capital raise to support the Company’s growth, the Plan has been amended. On March 19, 2003, the Board of Directors of the Bank approved an amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 52,170 shares. The amendment was approved by the stockholders of the Bank at the annual meeting held on May 22, 2003, as a result of which the Plan made up to 129,170 shares available for issuance upon the exercise of options granted under the Plan. On February 16, 2005, the Board of Directors of the Bank approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 26,486 shares. The amendment was approved by the stockholders of the Bank at the annual meeting held on May 18, 2005, as a result of which the Plan made up to 233,489 shares available for issuance upon the exercise of options granted under the Plan (after adjustment for the 3 for 2 stock that was effective December 28, 2005). On February 21, 2007, the Board of Directors of FCB approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 105,000 shares. The amendment was approved by the stockholders of FCB at the annual meeting held on August 15, 2007, as a result of which the Plan now makes up to 338,489 shares available for issuance upon the exercise of options granted under the Plan.

The Plan was adopted and approved as the FCB 2000 Stock Option Plan in connection with the consummation of the Share Exchange on September 8, 2006. In connection therewith, any and all options thereunder were automatically converted into options to acquire shares of stock in FCB. The Plan terminated in accordance with its terms on the tenth (10th) anniversary of the date of the adoption of the Plan by the Board. Accordingly, no further awards or grants may be made under the Plan.

The Plan is administered by the Board of Directors, or a Committee thereof, which has the power to determine the persons to whom Options are to be granted. In administering the Plan, the Board of Directors or the Committee, as applicable, has the authority to determine the terms and conditions upon which Options may be made and exercised, to construe and interpret the Plan and to make all determinations and actions with respect to the Plan. Pursuant to the provisions of the Plan, the exercise price of incentive stock options awarded in the future shall not be less than the fair market value of the Bank’s Common Stock on the date the Option is granted. The exercise price of all other options awarded in the future will not be less than 85% of the fair market value of the stock on the date the option is granted. Furthermore, all Options may be subject to various vesting requirements that must first be satisfied in order for the Options to be exercisable. All Options to be granted to the executive officers and directors of FCB will be granted in accordance with Rule 16b-3 under the Exchange Act.

2010 Stock Incentive Plan

On March 17, 2010, the Company’s Board of Directors adopted the First Capital Bancorp, Inc. 2010 Stock Incentive Plan (the “2010 Plan”), which was approved by the stockholders of the Company at the annual meeting of stockholders held on May 19, 2010. The 2010 Plan makes available up to 150,000 shares of the Company’s common stock for issuance upon the grant or exercise of restricted stock, stock options or other equity-based awards as permitted under the 2010 Plan. Each employee and director of the Company and its affiliates may participate in the 2010 Plan.

Unless sooner terminated, the 2010 Plan will terminate on May 19, 2020.

The 2010 Plan is administered by the Board of Directors, or a Committee thereof, which has the power to determine the persons to whom Options are to be granted. In administering the 2010 Plan, the Board of Directors or the Committee, as applicable, has the authority to determine the terms and conditions upon which Options may be made and exercised, to construe and interpret the 2010 Plan and to make all determinations and actions with respect to the 2010 Plan. Pursuant to the provisions of the 2010 Plan, the exercise price of incentive stock options awarded in the future shall not be less than the fair market value of the Bank’s Common Stock on the date the Option is granted. The exercise price of all other options awarded in the future will not be less than 85% of the fair market value of the stock on the date the option is granted. Furthermore, all Options may be subject to various vesting requirements that must first be satisfied in order for the Options to be exercisable. All Options to be granted to the executive officers and directors of FCB will be granted in accordance with Rule 16b-3 under the Exchange Act.

Option Grants

No individual grants of stock options were made during the last fiscal year to the persons named in the Summary Compensation Table.

Year End Option Values

The following table sets forth information concerning the total number of securities underlying unexercised options held at the end of the fiscal year by the persons named in the Summary Compensation Table.

Outstanding Option Awards at Fiscal Year End

	Number of
	Securities Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options		Option	Option
	Fiscal Year End		at Fiscal Year End (1)		Exercise	Expiration
Name	Exercisable	Unexercisable	Exercisable	Unexercisable	Price	Date
John M. Presley	12,500	-	$0	$0	$4.50	12/03/2019
	13,333	6,667	$0	$0	$9.05	10/20/2018

Robert G. Watts, Jr.	2,500	-	$0	$0	$12.00	01/16/2018
	2,275	-	$0	$0	$17.50	01/27/2017
	15,000	-	$0	$0	$10.00	12/17/2013
	225	-	$0	$0	$7.33	03/19/2013
	2,250	-	$0	$0	$7.00	12/11/2012

Gary L. Armstrong	1,667	3,333	$0	$0	$4.60	11/30/2019

(1)	The value of in-the-money options at fiscal year-end was calculated by determining the difference between the price of a share of common stock and the exercise price of the options.

TRANSACTIONS

There are no legal proceedings to which any director, executive officer or stockholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

During fiscal 2010, FCB or the Bank extended credit to certain of its directors. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company is prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by federal banking laws. The balance of loans to Company directors and executive officers totaled $10.9 million at December 31, 2010, or 25.2% of the Company’s equity as of such date.

There are no existing or proposed transactions between FCB and its directors outside of those contemplated in the ordinary course of its banking business. In accordance with the foregoing, FCB currently employs the law firm of LeClairRyan, A Professional Corporation, with which Grant S. Grayson, the Chairman of the Board of Directors of FCB, is affiliated, as counsel to FCB. In addition, the Company purchases office supplies, furniture and equipment from the Supply Room Companies/Mega Office Furniture, with which Yancey Jones, a Director, is affiliated.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) includes a provision requiring participants in the Treasury’s Capital Purchase Program (“CPP”), like the Company, during the period in which any obligation arising from assistance provided under the CPP remains outstanding, to permit a separate and non-binding stockholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). Such a proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive pay program. Accordingly stockholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the stockholders of First Capital Bancorp, Inc. approve the compensation of executive officers as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

As provided in the ARRA, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote.

The Company believes that its compensation policies and procedures are strongly aligned with the long-term interests of its stockholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL NO. 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2010, FCB engaged the accounting firm of Cherry Bekaert & Holland, L.L.P. to audit its financial statements for 2010.

Audit Fees

The following table sets forth the professional fees paid to Cherry Bekaert & Holland, L.L.P by the Company for professional services rendered for the calendar years 2010 and 2009:

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	2010	2009
Audit Fees (1)	$80,000	$ 87,500
Transaction Costs(2)	$--	$ 23,500
Tax Fees (3)	$15,700	$ 8,550
Total Fees	$95,700	$119,550

(1)

These are fees paid for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-QSB.

(2)	These are fees paid in connection with a proposed transaction that was subsequently terminated.
(3)	These are fees paid on professional services rendered for the preparation of the Company’s tax return.

Financial Information Systems Design and Implementation Fees and All Other Fees

No fees for professional services were billed to FCB by Cherry, Bekaert & Holland during the fiscal year ended December 31, 2010, except for the fees described above. The Audit Committee pre-approved the audit, transaction fees and tax services.

At the stockholders meeting, a vote will be taken on a proposal by the Board of Directors to ratify the appointment of Cherry Bekaert & Holland as independent auditors for the year ending December 31, 2011. Ratification will require the affirmative vote of a majority of the common Stockholders present at the meeting.

Representatives of Cherry Bekaert & Holland are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT & HOLLAND AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2011.

OTHER MATTERS

Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

STOCKHOLDER PROPOSALS

Subject to the rules of the Exchange Act, any stockholder who intends to submit a proposal for action at the annual meeting of stockholders must be a record or beneficial owner of at least one percent (1%) or $2,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the stockholder must continue to own such securities through the date on which the meeting is held. Currently, the 2011 Annual Meeting of Stockholders is scheduled to be held on May 18, 2011, and this Proxy Statement is scheduled to be mailed on April 14, 2011. To be considered for inclusion in the proxy material for the 2011 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of First Capital Bancorp, Inc. at 4222 Cox Road, Glen Allen, Virginia, 23060 on or before December 1, 2011.

REVOCABLE PROXY

FIRST CAPITAL BANCORP, INC.

Proxy for Annual Meeting of Stockholders

May 18, 2011

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard W. Wright, Debra L. Richardson and Yancey S. Jones, and each of them, proxies with full power to vote all of the stock of First Capital Bancorp, Inc. which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 18, 2011, at Hilton Richmond Hotel and Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia at 4:30 p.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE MARK VOTES AS IN THIS EXAMPLE    ☐

1.	ELECTION OF DIRECTORS

	For	Against	For All Except

Class I (for a term of 3 years)

Gerald Blake	☐	☐	☐

Grant S. Grayson	☐	☐	☐

Gerald H. Yospin	☐	☐	☐

	For	Against	Abstain

2. PROPOSAL TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF EXECUTIVES DISCLOSED IN THE PROXY STATEMENT	☐	☐	☐

	For	Against	Abstain

3. PROPOSAL TO RATIFY THE APPOINTMENT OF CHERRY, BEKAERT & HOLLAND	☐	☐	☐

If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees, to vote FOR the executive compensation, and to vote FOR the proposal to ratify the appointment of Cherry, Bekaert & Holland.

The stockholder’s signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person:

Dated: , 2011

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD IN POSTAGE PAID ENVELOPE PROVIDED